Exhibit 4.5

This Note is a Depository Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or nominee of a Depository. This Note is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee of the Depository to a successor Depository or a nominee of such successor Depository) may be registered except in such limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	REGISTERED
PRINCIPAL AMOUNT:
NO. FXR	U.S. $

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

CFC INTERNOTES®

(FIXED RATE)

CUSIP NO.

ORIGINAL ISSUE DATE:	STATED MATURITY DATE:

INTEREST RATE:

REDEMPTION DATE(S):	REDEMPTION PERIOD(S) AND PRICE(S):

REPAYMENT DATE(S):	REPAYMENT PRICE(S):

SURVIVOR’S OPTION:	OTHER PROVISIONS:

REPAYMENT DATE(S):	REPAYMENT PRICE(S):

AMORTIZING NOTE:

☐ YES ☐ NO

DEFAULT RATE:	(ONLY APPLICABLE IF NOTE IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

OID DEFAULT AMOUNT:	(ONLY APPLICABLE IF NOTE IS ISSUED AT ORIGINAL ISSUE DISCOUNT)

AMORTIZATION SCHEDULE:

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to     , or registered assigns, the principal sum of              U.S. DOLLARS, on the Stated Maturity Date set forth above, and to pay interest thereon at the times, in the amounts and to the persons specified in this Note. Payment of the principal of (and premium, if any) and interest on this Note shall be made by wire transfer to the account designated by the Depository. The Company has initially designated U.S. Bank National Association acting through its office in the Borough of Manhattan, New York City, as its Paying Agent for the Securities.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

Reference herein to “this Note,” “herein” and comparable terms shall include the terms specified on the face and reverse hereof as well as an Addendum hereto (if an Addendum is specified above).

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	By
Sheldon C. Petersen Governor & Chief Executive Officer
This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.
J. Andrew Don Senior Vice President & Chief Financial Officer
Dated:

U.S. Bank National Association, as Trustee

Attest:
Assistant Secretary-Treasurer
By
Authorized Signatory

[REVERSE OF NOTE]

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

CFC INTERNOTES®

(FIXED RATE)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”), between the Company and U.S. Bank National Association, as successor Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, which series is limited in aggregate principal amount as described in the Indenture.

Each Note of this series shall be dated the date of its authentication by the Trustee. Each Note of this series shall also bear an Original Issue Date, as specified on the face hereof, and such Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of such original Note (or such subsequently issued Securities) regardless of their dates of authentication.

Survivor’s Option

If the Survivor’s Option is applicable to this Note, the Representative (defined below) of a deceased beneficial owner of this Note shall be entitled to repayment of this Note following the death of the beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, the Survivor’s Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to this Note, upon the valid exercise of the Survivor’s Option, the Company shall repay the Note (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased, beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

(a)	The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted by the Company from all Representatives of deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all Notes issued under the Indenture as of the end of the most recent calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representative of any individual deceased beneficial owner of Notes in any calendar year to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year (the “Individual Put Limitation”).

(b)	The Company shall not make principal repayments pursuant to exercises of the Survivor’s Option in amounts that are less than $1,000, and the principal amount of this Note Outstanding after repayment pursuant to exercise of the Survivor’s Option must be at least $1,000. If, however, the original principal amount of this Note was less than $1,000, the representative deceased beneficial owner of this Note may exercise the Survivor’s Option, but only for the full principal amount of this Note.

(c)	This Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

This Note (or portion hereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that it was received by the Trustee, unless acceptance would contravene (i) the Annual Put

Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions hereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions hereof) were originally tendered. If this Note (or portion thereof) is accepted for repayment pursuant to exercise of the Survivor’s Option, it shall be repaid on the first interest payment date that occurs 20 or more calendar days after the date of such acceptance. In the event that this Note (or any portion hereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder hereof, at its last known address as indicated in the Note Register, that states the reason this Note (or portion hereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to this Note (or portion thereof), the Trustee must receive from the Representative (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of this Note at the time of death and the interest in this Note was acquired by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of this Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of this Note and the claimant’s entitlement to payment and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Note. Subject to the Corporation’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option shall be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in this Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, shall be deemed the death of the beneficial owner of this Note, and the entire principal amount of this Note so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in this Note as tenant in common with a person other than such deceased holder’s spouse shall be deemed the death of a beneficial owner only with respect to the deceased person’s interest in this Note and only the deceased beneficial owner’s percentage interest in the principal amount of this Note shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in this Note shall be deemed the death of the beneficial owner of this Note for purposes of this provision, regardless of whether such beneficial owner was the registered holder of this Note, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest shall be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in this Note during his or her lifetime.

For purposes of the Survivor’s Option, a person shall be deemed to have had a “beneficial ownership interest” in this Note if such person or such person’s estate had the right, immediately prior to such person’s death, to receive the proceeds from the disposition of this Note, as well as the right to receive payment of the principal of this Note.

If this is a Global Note, the Depository or its nominee shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to this Note, the Representative must provide to the broker or other entity through which the beneficial interest in this Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity must provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

Redemption

This Note will not be convertible or subject to any sinking fund and, except as set forth in the following paragraph, will not be subject to redemption at the option of the Company or subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date.

Unless one or more Redemption Dates are specified on the face hereof, this Note shall not be redeemable at the option of the Company before the Stated Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity Date is prior to the Redemption Date shall be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such redemption is an Authorized Denomination as defined herein. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of, or exchange any Note during a period of 15 days next preceding the day of the first mailing of the notice of redemption of Securities selected for redemption or (ii) register the transfer or exchange of any Note, or any portion thereof, called for redemption, except the unredeemed portion of any Note being redeemed in part.

Repayment

Unless one or more Repayment Dates is specified above, this Note shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified above. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Note is a Discounted Note (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date shall be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. For this Note to be repaid at the option of the Holder, the Paying Agent must receive at least 30 days but not more than 60 days prior to the Repayment Date on which this Note is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the portion of principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” on this Note, shall be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such Note and form duly completed is received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment must be an authorized denomination as defined herein. The Company shall not be required to register the transfer or exchange of any Note following the receipt of a notice to repay a Note as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Trustee, whose determination shall be final, binding and non-appealable.

In the event of redemption or repayment of this Note in part only, a new Note or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion shall be delivered to the registered Holder upon the cancellation hereof.

If this Note is an Amortizing Note as shown on the face hereof or in the pricing supplement attached hereto or delivered herewith, a portion or all of the principal amount of this Note is payable prior to the Stated Maturity Date in accordance with a schedule or by application of a formula.

Interest

This Note shall accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment at the rate specified above. Unless the applicable pricing supplement specifies otherwise, interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. The interest rate on the Note shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. Law of general application. Interest payments on this Note shall include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to this Note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be. If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a Business Day, principal and interest for the note shall be paid on the next Business Day, and no interest shall accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Interest on this Note shall be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding Regular Record Date.

Payment of Interest

Unless otherwise specified above, interest on this Note shall be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month this Note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month this Note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month this Note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month this Note was issued.

Unless otherwise specified above, the Regular Record Date for any interest payment date shall be the first day of the calendar month in which the interest payment date occurs, except that the Regular Record Date for interest due on this Note’s stated maturity date or date of earlier redemption or repayment shall be that particular date. If any interest payment date other than the maturity date falls on a day that is not a Business Day, such interest payment date shall be postponed to the following Business Day. If the maturity date falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest shall be made on the next Business Day as if it were made on the date that payment was due, and no interest shall accrue for the period from that maturity date to the date of payment.

Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

As used herein, “Business Day” means any day that is not a Saturday or Sunday, which in New York City is not a day on which banking institutions are generally authorized or obligated by law to close.

Other Matters

The Company at its option, subject to the terms and conditions provided in the Indenture, (a) shall be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture after the Company deposits with the Trustee (or, in certain circumstances, 91 days after the Company deposits with the Trustee), pursuant to an escrow trust agreement, money or U.S. Government Obligations, or a combination of money and U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms shall provide money in an amount sufficient to pay all the principal of, and interest on, the Notes on the dates such payments are due in the currency, currencies or currency unit or units, in which such Notes are payable and in accordance with the terms of the Securities.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class), on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency as may be designated by the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor and terms, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN Act Custodian
TEN ENT	-	as tenants by the entireties	(cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns and transfer(s) unto

Please insert social security

or other identifying number

of assignee

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                               Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature
(The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

The undersigned hereby irrevocably requests and instructs the Company to repay the attached Note (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the repayment date, to the undersigned at                                                              .

For the Note to be repaid at the option of the Holder, the Paying Agent must receive at its corporate trust office, at least 30 days but not more than 60 days prior to the repayment date on which the Note is to be repaid, (i) the Note together with this “Option to Elect Repayment” form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note, together with this duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, shall be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Note with such form duly completed are received by the paying agent by such third Business Day.

If less than the entire principal amount of the attached Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:                    ; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note shall be issued for the portion not being repaid):                                        .

Dated:
NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.